                                   EXHIBIT 11

                  HOLOPAK TECHNOLOGIES, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE
                                  (UNAUDITED)


                                             THREE MONTHS ENDED                     SIX MONTHS ENDED
                                                SEPTEMBER 30,                          SEPTEMBER 30,
                                           1996               1995                1996              1995
                                        ----------         ----------        ----------         ----------

Weighted Average Number of
     Common  Shares Outstanding          3,347,689          3,517,989         3,347,689          3,517,989

Common Share Equivalents Based
     Upon the Treasury Stock Method         13,307                 --            24,372                 --

Common Share Equivalents Based
     Upon the Modified Treasury
     Stock Method                               --                 --                --                 --
                                        ----------         ----------        ----------         ----------

Total Common Shares and
     Common  Share Equivalents
     Outstanding                         3,360,996          3,517,989         3,372,061          3,517,989
                                        ----------         ----------        ----------         ----------

Earnings Per Common Share and
      Common Share Equivalents:

Continuing Operations                        (0.02)              0.06              0.05               0.16
Discontinued Operations                      (0.05)                --             (0.05)                --
                                        ----------         ----------        ----------         ----------

Net Income                              $    (0.07)        $     0.06        $     0.00         $     0.16
                                        ==========         ==========        ==========         ==========